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                                                                 EXHIBIT 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Sprint Corporation Selected Financial Data," "FON Group Selected Financial Data," "Historical PCS Group Selected Financial Data," and "Experts," to the use of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998, included in the Proxy Statement of Sprint Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus, or in such Registration Statement, of Sprint Corporation for the registration of shares of its PCS and FON common stock, and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Kansas City, Missouri
September 30, 1998